CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Enercorp, Inc.
West Bloomfield, Michigan

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated
September 22, 1998, relating to the consolidated financial statements of Enercorp, Inc. and its subsidiaries appearing in Enercorp's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1999 and to the reference to our Firm under the heading "Experts" in the Prospectus.

HIRSCH SILBERSTEIN & SUBELSKY, P.C.



Farmington Hills, Michigan
May 8, 2000